EXHIBIT 99.1

T-Mobile Delivers Industry-Leading Customer and Financial Growth in Q3 2015

2.3 Million New Customers Join the Un-carrier Revolution as the Company Delivers
11% Service Revenue Growth and 42% Adjusted EBITDA Growth Year-over-Year

Third Quarter 2015 Highlights:

•	Continued customer momentum for the fastest growing wireless company in America:

◦	2.3 million total net adds - 10th consecutive quarter of over 1 million

◦	1.1 million branded postpaid net adds - 5th consecutive quarter of over 1 million

◦	843,000 branded postpaid phone net adds - expect to lead industry in branded postpaid phone net adds for 7th consecutive quarter

◦	Branded prepaid net adds of 595,000 - more than tripling branded prepaid net adds QoQ

◦	Continued improvement in branded postpaid phone churn - down 18 bps YoY

•	Customer growth is translating into industry-leading financial growth:

◦	$6.3 billion service revenues, up 11% YoY

◦	$7.8 billion total revenues, up 7% YoY

◦	$1.9 billion Adjusted EBITDA, up 42% YoY

•	30% Adjusted EBITDA margin, up over 600 bps from 24% in 3Q14

◦	$138 million net income, up from a loss of $94 million in 3Q14

◦	$0.15 earnings per share, continue to expect positive earnings going forward

◦	$411 million free cash flow, up from a loss of $69 million in 3Q14 - expect to be positive for full-year 2015

◦	Stable branded postpaid phone ARPU of $47.99

•	Growth fueled by America’s fastest and fastest growing 4G LTE network:

◦	300 million 4G LTE POPs covered - achieved the year-end 2015 goal months ahead of schedule

◦	245 Wideband LTE market areas - on track for more than 260 market areas by year-end 2015

◦	“Extended Range LTE” covers nearly 175 million POPs across 204 market areas - on track for more than 350 market areas by year-end 2015

◦	Fastest 4G LTE network in the US - leading in average download speeds for 7th consecutive quarter

•	Raising customer outlook for 2015 again while maintaining Adjusted EBITDA target:

◦	Guidance range for branded postpaid net adds increased to 3.8 to 4.2 million - third raise this year

◦	Maintaining target of $6.8 to $7.2 billion of Adjusted EBITDA

◦	Maintaining target of $4.4 to $4.7 billion of cash capex

◦	Financial guidance excludes any impact of JUMP! On Demand and Data Stash

BELLEVUE, Wash. - October 27, 2015 - T-Mobile US, Inc. (NASDAQ: TMUS) today reported third quarter 2015 results which continue to lead the wireless industry in both customer and financial growth. T-Mobile added 2.3 million total net customers and outperformed the industry once again by delivering 11% service revenue growth and 42% growth in Adjusted EBITDA compared to the third quarter of 2014. T-Mobile’s growth has been fueled by the performance of its nationwide 4G LTE network, which now covers over 300 million Americans and continues to be the fastest in the nation.

“We’ve had 10 quarters in a row with over 1 million net new customers, 5 with over a million branded postpaid customers and a total of 2.3 million new customers this quarter alone,” said John Legere, President & CEO of T-Mobile. “Our momentum is strong and our incredible customer growth is translating directly into solid financial growth which makes it crystal clear that putting customers first is just good business.”

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Industry-Leading Customer Growth in Q3 2015
T-Mobile continued to be the fastest growing wireless company in America in the third quarter of 2015 as customers continue to flock to the Un-carrier for value, flexibility and choice. The Company reported 61.2 million total customers at the end of the third quarter, growing its base by 2.3 million total customers. T-Mobile has successfully delivered over 1 million total net customer additions for the past ten quarters and more than 2 million in five of the past seven quarters. T-Mobile’s branded postpaid net customer additions were 1.1 million, marking the fifth quarter in a row where the Company was able to deliver more than 1 million postpaid nets. Continued focus on the postpaid phone customer segment - the most valuable customer segment of the market - resulted in 843,000 customer additions, the highest in the U.S. wireless industry once again. The Company also reported 242,000 mobile broadband net customer additions in the quarter.

T-Mobile also delivered improvement in branded postpaid phone churn, which was 1.46%, down 18 basis points year-over-year. The year-over-year improvement in churn reflects ongoing improvements in network, customer service, and the overall value of T-Mobile’s offerings in the marketplace.

The MetroPCS brand continues to resonate with consumers purchasing prepaid plans as the Company continues to grow the industry’s biggest and best prepaid brand. T-Mobile’s branded prepaid net customer additions were 595,000 in the third quarter of 2015, the best result since combining with MetroPCS and representing significant improvement both year-over-year and sequentially. Branded prepaid churn was 4.09% in the third quarter of 2015, compared to 4.78% in the third quarter of 2014.

Total devices sold or leased were 8.9 million units in the third quarter of 2015, including 8.1 million smartphones.

Translating Customer Growth into Industry-Leading Financial Growth
In addition to strong customer growth, T-Mobile delivered outstanding financial results. In the third quarter of 2015, the Company expects to again report industry-leading year-over-year growth in service revenues and Adjusted EBITDA.

Service revenues for the third quarter of 2015 grew by 11% year-over-year, primarily due to rapid growth in the Company’s customer base. T-Mobile’s total revenues for the third quarter of 2015 grew by 6.8% year-over-year. The year-over-year change in total revenues was impacted by lower equipment revenues, which declined by 9.3% year-over-year primarily due to the mix shift to JUMP! On Demand. With JUMP! On Demand, equipment revenues associated with leased devices are recognized over the lease term rather than when the device is delivered to the customer, resulting in lower equipment revenues for the quarter.

Branded postpaid phone Average Revenue per User (ARPU) was generally stable at $47.99, as a continued strategic focus on family plan penetration and promotional activity was offset by increasing data attach rates. On a year-over-year basis, branded postpaid phone ARPU declined 3.7%. Branded postpaid Average Billings per User (ABPU) was $62.96 in the third quarter of 2015, up 2.2% year-over-year.

T-Mobile grew Adjusted EBITDA by 42% year-over-year for the third quarter of 2015 to $1.9 billion. The increase was primarily due to higher service revenues from growth in the customer base, strong cost control, especially in cost of services, and decreased losses on equipment sales, partially offset by higher selling, general and administrative (SG&A) expenses due to customer growth. The Company also expanded margins this quarter with its adjusted EBITDA margin at 30% for the third quarter of 2015, up from 24% in the third quarter of 2014. The aggregate impact from JUMP! On Demand and Data Stash on Adjusted EBITDA in the third quarter of 2015 was immaterial.

Net income amounted to $138 million, a strong improvement from a loss of $94 million in the third quarter of 2014 and down from net income of $361 million in the second quarter of 2015. Earnings per share (EPS) in the third quarter of 2015 was $0.15 compared to a loss per share of ($0.12) in the third quarter of 2014 and EPS of $0.42 in the second quarter of 2015. The sequential decrease in net income and EPS was primarily due to the lower operating income and higher income tax expense. T-Mobile expects EPS to continue to be positive for the fourth quarter and the full-year 2015.

Free cash flow was $411 million in the third quarter of 2015, up from a loss of $69 million in the third quarter of 2014. Year-over-year, the improvement was primarily due to higher net cash provided by operating activities. T-Mobile expects free cash flow to be positive for the fourth quarter and full-year 2015.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

4G LTE Network Expansion Fuels Growth
T-Mobile has already achieved its stated year-end 2015 goal of covering 300 million people with its 4G LTE network months ahead of schedule and plans to continue the network coverage expansion through the end of the year.

T-Mobile is rapidly deploying both Wideband LTE to add capacity to America’s Fastest LTE Network and Extended Range LTE to enhance coverage and in-building performance. Wideband LTE is currently available in 245 market areas and is expected to be available in more than 260 market areas by year-end 2015. Extended Range LTE currently covers nearly 175 million people in 204 market areas and is on track to cover more than 350 market areas by year-end 2015.

Cash capital expenditures reflect T-Mobile’s continued investment in the expansion of its 4G LTE network. In the third quarter of 2015, cash capital expenditures were $1.1 billion, down from $1.2 billion in the second quarter of 2015 and flat compared to $1.1 billion in the third quarter of 2014.

MetroPCS Combination
100% of the MetroPCS spectrum has been re-farmed and integrated into the T-Mobile network. Total decommissioning costs for the CDMA network shutdowns amounted to $193 million in the third quarter of 2015. The Company expects to incur additional network decommissioning costs in the range of $125 to $225 million, a majority of which are expected to be recognized in 2015.

Raising 2015 Customer Guidance while Maintaining Adjusted EBITDA Targets
With the success of its Simple Choice plan and the continued evolution of the Un-carrier strategy, branded postpaid net customer additions for 2015 are now expected to be between 3.8 and 4.2 million, an increase from the previous guidance range of 3.4 to 3.9 million. This is the third time in 2015 that T-Mobile has raised its full-year 2015 guidance for branded postpaid net customer additions.

For the full-year of 2015, T-Mobile expects Adjusted EBITDA to be in the range of $6.8 to $7.2 billion, unchanged from previous guidance despite the increase in branded postpaid net customer additions guidance.

Cash capital expenditures for 2015 are expected to be in the range of $4.4 to $4.7 billion, also unchanged from previous guidance.

T-Mobile’s financial guidance excludes any impact of JUMP! On Demand and Data Stash. The Company will continue to disclose the aggregate impact from JUMP! On Demand and the non-cash impact from Data Stash in future quarters.

Quarterly Financial Results
For more details on T-Mobile’s third quarter 2015 financial results, including the Investor Factbook with detailed financial tables and reconciliations of certain non-GAAP measures disclosed in this release to the most comparable measures under GAAP, please visit T-Mobile US, Inc.'s Investor Relations website at http://investor.t-mobile.com.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile Social Media
Investors and others should note that the Company announces material financial and operational information to its investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @JohnLegere Twitter (https://twitter.com/JohnLegere) and Periscope accounts, which Mr. Legere also uses as a means for personal communications and observations, as means of disclosing information about the Company and its services and for complying with its disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. The social media channels that the Company intends to use as a means of disclosing the information described above may be updated from time to time as listed on the Company’s investor relations website.

About T-Mobile US, Inc.:
As America's Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. The Company's advanced nationwide 4G LTE network delivers outstanding wireless experiences to more than 61 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.t-mobile.com or join the conversation on Twitter using $TMUS.

Q3 2015 Earnings Call, Livestream and Webcast Access Information

Access via Phone (audio only):

Date:	Tuesday, October 27, 2015
Time:	10:00 a.m. (EDT)
Call-in Numbers:	800-432-9830
International:	719-234-7318
Participant Passcode:	9140842

Please plan on accessing the earnings call ten minutes prior to the scheduled start time.

Access via Social Media:
Embedded livestream on Twitter handle: @TMobileIR

Submit Questions via Text or Twitter:

Text:	Send a text message to 313131, enter the keyword TMUS followed by a space
Twitter:	Send a tweet to @TMobileIR using $TMUS

Access via Webcast:
The earnings call will be broadcast live via the Company's Investor Relations website at http://investor.t-mobile.com. A replay of the earnings call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or 719-457-0820 (international). The passcode required to listen to the replay is 9140842.

To automatically receive T-Mobile financial news by e-mail, please visit the T-Mobile Investor Relations website, http://investor.t-mobile.com, and subscribe to E-mail Alerts.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Any statements made herein that are not statements of historical fact, including statements about T-Mobile US, Inc.'s plans, outlook, beliefs, opinion, projections, guidance, strategy, integration of MetroPCS, expected network modernization and other advancements, are forward-looking statements. Generally, forward-looking statements may be identified by words such as "anticipate," "expect," "suggests," "plan," “project,” "believe," "intend," "estimates," "targets," "views," "may," "will," "forecast," and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: our ability to compete in the highly competitive U.S. wireless telecommunications industry; adverse conditions in the U.S. and international economies and markets; significant capital commitments and the capital expenditures required to effect our business plan; our ability to adapt to future changes in technology, enhance existing offerings, and introduce new offerings to address customers' changing demands; changes in legal and regulatory requirements, including any change or increase in restrictions on our ability to operate our network; our ability to successfully maintain and improve our network, and the possibility of incurring additional costs in doing so; major equipment failures; severe weather conditions or other force majeure events; and other risks described in our filings with the Securities and Exchange Commission, including those described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	877-281-TMUS or 212-358-3210
http://newsroom.t-mobile.com	investor.relations@t-mobile.com
http://investor.t-mobile.com

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-MOBILE US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. T-Mobile believes the non-GAAP financial measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors, and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below.

Adjusted EBITDA is reconciled to net income (loss) as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	2014	2015
Net income (loss)	$(151)	$391	$(94)	$101	$(63)	$361	$138	$146	$436
Adjustments:
Interest expense to affiliates	18	85	83	92	64	92	121	186	277
Interest expense	276	271	260	266	261	257	262	807	780
Interest income	(75)	(83)	(97)	(104)	(112)	(114)	(109)	(255)	(335)
Other expense (income), net	6	12	14	(21)	8	(1)	1	32	8
Income tax expense (benefit)	(102)	286	(117)	99	(41)	2	100	67	61
Operating income (loss)	(28)	962	49	433	117	597	513	983	1,227
Depreciation and amortization	1,055	1,129	1,138	1,090	1,087	1,075	1,157	3,322	3,319
Cost of MetroPCS business combination	12	22	97	168	128	34	193	131	355
Stock based compensation	49	63	45	54	56	71	43	157	170
Gains on disposal of spectrum licenses (1)	—	(731)	11	—	—	—	—	(720)	—
Other, net	—	6	6	6	—	40	2	12	42
Adjusted EBITDA	$1,088	$1,451	$1,346	$1,751	$1,388	$1,817	$1,908	$3,885	$5,113

(1)
Gains on disposal of spectrum licenses may not agree to the Condensed Consolidated Statements of Comprehensive Income (Loss) primarily due to certain routine operating activities, such as insignificant or routine spectrum license exchanges that would be expected to reoccur, and are therefore included in Adjusted EBITDA.

Adjusted EBITDA - Earnings before interest expense (net of interest income), tax, depreciation, amortization, stock-based compensation and expenses not reflective of T-Mobile's ongoing operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by service revenues. Adjusted EBITDA is a non-GAAP financial measure utilized by T-Mobile's management to monitor the financial performance of its operations. T-Mobile uses Adjusted EBITDA internally as a metric to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate T-Mobile's operating performance in comparison to its competitors. Management believes analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate overall operating performance and facilitate comparisons with other wireless communications companies. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income, or any other measure of financial performance reported in accordance with GAAP.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The following tables illustrate the calculation of ARPA and ABPA and reconcile these measures to the related service revenues, which we consider to be the most directly comparable GAAP financial measure to ARPA and ABPA:

	Quarter							Nine Months Ended September 30,
(in millions, except average number of accounts, ARPA and ABPA)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	2014	2015
Calculation of Branded Postpaid ARPA
Branded postpaid service revenues	$3,447	$3,511	$3,670	$3,764	$3,774	$4,075	$4,197	$10,628	$12,046
Divided by: Average number of branded postpaid accounts (in thousands) and number of months in period	10,543	10,928	11,141	11,421	11,645	11,966	12,154	10,871	11,922
Branded postpaid ARPA	$108.97	$107.11	$109.80	$109.87	$108.04	$113.50	$115.10	$108.63	$112.27

Calculation of Branded Postpaid ABPA
Branded postpaid service revenues	$3,447	$3,511	$3,670	$3,764	$3,774	$4,075	$4,197	$10,628	$12,046
Add: EIP billings and lease revenues	657	810	967	1,162	1,292	1,393	1,439	2,434	4,124
Total billings for branded postpaid customers	$4,104	$4,321	$4,637	$4,926	$5,066	$5,468	$5,636	$13,062	$16,170
Divided by: Average number of branded postpaid accounts (in thousands) and number of months in period	10,543	10,928	11,141	11,421	11,645	11,966	12,154	10,871	11,922
Branded postpaid ABPA	$129.74	$131.81	$138.73	$143.79	$145.03	$152.31	$154.56	$133.50	$150.70

Average Revenue Per Account (ARPA) - Average monthly branded postpaid service revenue earned per account. Branded postpaid service revenues for the specified period divided by the average number of branded postpaid accounts during the period, further divided by the number of months in the period. T-Mobile considers branded postpaid ARPA to be indicative of its revenue growth potential given the increase in the average number of branded postpaid phone customers per account and increased penetration of mobile broadband devices.

Average Billings Per Account (ABPA) - Average monthly branded postpaid service revenue earned from customers plus equipment installment plan (EIP) billings and lease revenues divided by the average number of branded postpaid accounts during the period, further divided by the number of months in the period. T-Mobile believes average branded postpaid customer billings per account is indicative of estimated cash collections, including device financing payments, from T-Mobile's customers each month on a per account basis.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The following tables illustrate the calculation of ARPU and ABPU and reconcile these measures to the related service revenues, which we consider to be the most directly comparable GAAP financial measure to ARPU and ABPU:

	Quarter							Nine Months Ended September 30,
(in millions, except average number of customers, ARPU and ABPU)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	2014	2015
Calculation of Branded Postpaid Phone ARPU
Branded postpaid service revenues	$3,447	$3,511	$3,670	$3,764	$3,774	$4,075	$4,197	$10,628	$12,046
Less: Branded postpaid mobile broadband revenues	(47)	(54)	(68)	(92)	(109)	(135)	(165)	(169)	(409)
Branded postpaid phone service revenues	$3,400	$3,457	$3,602	$3,672	$3,665	$3,940	$4,032	$10,459	$11,637
Divided by: Average number of branded postpaid phone customers (in thousands) and number of months in period	22,447	23,368	24,091	25,359	26,313	27,250	28,003	23,302	27,189
Branded postpaid phone ARPU	$50.48	$49.32	$49.84	$48.26	$46.43	$48.19	$47.99	$49.87	$47.55

Calculation of Branded Postpaid ABPU
Branded postpaid service revenues	$3,447	$3,511	$3,670	$3,764	$3,774	$4,075	$4,197	$10,628	$12,046
Add: EIP billings and lease revenues	657	810	967	1,162	1,292	1,393	1,439	2,434	4,124
Total billings for branded postpaid customers	$4,104	$4,321	$4,637	$4,926	$5,066	$5,468	$5,636	$13,062	$16,170
Divided by: Average number of branded postpaid customers (in thousands) and number of months in period	22,975	24,092	25,095	26,572	27,717	28,797	29,838	24,054	28,784
Branded postpaid ABPU	$59.54	$59.79	$61.59	$61.80	$60.94	$63.29	$62.96	$60.34	$62.42

Calculation of Branded Prepaid ARPU
Branded prepaid service revenues	$1,648	$1,736	$1,790	$1,812	$1,842	$1,861	$1,894	$5,174	$5,597
Divided by: Average number of branded prepaid customers (in thousands) and number of months in period	15,221	15,569	15,875	16,097	16,238	16,396	16,853	15,555	16,496
Branded prepaid ARPU	$36.09	$37.16	$37.59	$37.51	$37.81	$37.83	$37.46	$36.96	$37.70

Average Revenue Per User (ARPU) - Average monthly service revenue earned from customers. Service revenues for the specified period divided by the average customers during the period, further divided by the number of months in the period.

Branded postpaid phone ARPU excludes mobile broadband customers and related revenues.

Average Billings per User (ABPU) - Average monthly branded postpaid service revenue earned from customers plus EIP billings and lease revenues divided by the average branded postpaid customers during the period, further divided by the number of months in the period. T-Mobile believes branded postpaid ABPU is indicative of estimated cash collections, including device financing payments, from T-Mobile's customers each month.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding Tower Obligations) to last twelve months adjusted EBITDA ratio is calculated as follows:

	Three Months Ended
(in millions, except net debt ratio)	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015
Short-term debt	$151	$272	$1,168	$87	$467	$386	$114
Long-term debt to affiliates	5,600	5,600	5,600	5,600	5,600	5,600	5,600
Long-term debt	14,331	14,369	16,284	16,273	16,261	16,386	16,442
Less: Cash and cash equivalents	(5,471)	(3,080)	(5,787)	(5,315)	(3,032)	(2,642)	(2,633)
Net Debt (excluding Tower Obligations)	$14,611	$17,161	$17,265	$16,645	$19,296	$19,730	$19,523
Divided by: Last twelve months Adjusted EBITDA (1)	$4,936	$5,122	$5,124	$5,636	$5,936	$6,302	$6,864
Net Debt (excluding Tower Obligations) to Last Twelve Months Adjusted EBITDA Ratio	3.0	3.4	3.4	3.0	3.3	3.1	2.8

(1)	March 31, 2014 Adjusted EBITDA for the last twelve months includes Pro Forma combined results from Q2 2013 to reflect the results of MetroPCS prior to the business combination.

Net debt - Short-term debt, long-term debt to affiliates, and long-term debt (excluding tower obligations), less cash and cash equivalents.

Free cash flow and adjusted free cash flow are calculated as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	2014	2015
Net cash provided by operating activities	$759	$970	$1,062	$1,355	$489	$1,161	$1,531	$2,791	$3,181
Cash purchases of property and equipment	(947)	(940)	(1,131)	(1,299)	(982)	(1,191)	(1,120)	(3,018)	(3,293)
Free Cash Flow	(188)	30	(69)	56	(493)	(30)	411	(227)	(112)
MetroPCS CDMA network decommissioning payments	9	5	15	52	71	103	76	29	250
Adjusted Free Cash Flow	$(179)	$35	$(54)	$108	$(422)	$73	$487	$(198)	$138

Free Cash Flow - Net cash provided by operating activities less cash capital expenditures for property and equipment. Free Cash Flow is utilized by T-Mobile's management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business.

Adjusted Free Cash Flow - Free Cash Flow excluding decommissioning payments related to the shutdown of the CDMA portion of the MetroPCS network.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com